                                                                                 Exhibit 3

                      NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

                           ARTICLES OF INCORPORATION AND BY-LAWS

     The following  documents of Navistar  Financial  Retail  Receivables  Corporation  are
     incorporated herein by reference:

3.1        Restated  Certificate of Incorporation of Navistar  Financial Retail Receivables
           Corporation  (as amended and in effect on June 5, 1995).  Filed on  Registration
           No. 33-50291.

3.2        The  By-Laws of  Navistar  Financial  Retail  Receivables  Corporation.  Filed on
           Registration No. 33-50291.